Exhibit 23.4


                         CONSENT OF SNELL & WILMER, LLP

         We hereby consent to the incorporation by reference as Exhibit 5.2 to the Registration Statement on Form S-1 of RateXchange Corporation (Reg. No. 333-53316) of our opinion dated July 21, 2000, filed as Exhibit 5.1 to the Registration Statement on Form S-1 of RateXchange Corporation (Reg. No. 333-37004), and to the reference to our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement on Form S-1 of RateXchange Corporation (Reg. No. 333-53316). In giving this consent we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. We also note that we have not acted as counsel to RateXchange Corporation in connection with its preparation and filing of its Registration Statement on Form S-1 (Reg. No. 333-53316).

/s/ SNELL & WILMER, LLP

SNELL & WILMER, LLP
February 12, 2001